Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE

Dated as of

April 29, 2016

Between

JD.COM, INC.

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

3.125% NOTES DUE 2021
3.875% NOTES DUE 2026

FIRST SUPPLEMENTAL INDENTURE dated as of April 29, 2016 between JD.com, Inc., an exempted company incorporated in the Cayman Islands (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of April 29, 2016 (the “Base Indenture”) to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this First Supplemental Indenture, herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of US$500,000,000 aggregate principal amount of 3.125% Notes due 2021 (the “2021 Notes”) and US$500,000,000 aggregate principal amount of 3.875% Notes due 2026 (the “2026 Notes”, and together with the 2021 Notes, the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture pursuant to Section 14.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture;

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01                             Scope.  The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.02                             Definitions.

(a)                                 Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.

(b)                                 As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“2021 Notes” has the meaning provided in the recitals hereof and Section 2.01(c).

“2026 Notes” has the meaning provided in the recitals hereof and Section 2.02(c).

“Additional 2021 Notes” has the meaning provided in Section 2.01(c).

“Additional 2026 Notes” has the meaning provided in Section 2.02(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2021 Notes or the 2026 Notes, as the case may be, to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 2.03, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“DTC” means The Depository Trust Company, New York, New York.

“First Supplemental Indenture” means this instrument.

“Group” means the Company and its Controlled Entities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial 2021 Notes” has the meaning provided in Section 2.01(c).

“Initial 2026 Notes” has the meaning provided in Section 2.02(c).

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Make Whole Amount” means an amount determined on the fifth Business Day before the Redemption Date pursuant to Section 2.03 that is equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the date of Stated Maturity for payment of principal on such Notes plus (ii) the present value of the remaining scheduled payments of interest to and including such date of Stated Maturity for payment of principal on such Notes, in each case discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 25 basis points in the case of the 2021 Notes and 30 basis points in the case of the 2026 Notes.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets (including any Person that becomes a Controlled Entity) not previously owned by the Company or any of its Controlled Entities or (ii) the financing of a project involving the purchase, development, improvement or expansion of properties of the Company or any of its Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any of its Principal Controlled Entities or to the assets of the Company or any such Principal Controlled Entity other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning provided in the recitals hereof.

“Prospectus Supplement” means the preliminary prospectus supplement, dated April 18, 2016, or the prospectus supplement, dated April 22, 2016, relating to the offering of the Notes.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date pursuant to Section 2.03, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such Redemption Date.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market.

“Treasury Yield” means, with respect to any Redemption Date pursuant to Section 2.03, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such Redemption Date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Triggering Event” means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (“Change in Law”) that results in (1) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the consolidated financial statements of the Company for the most recent fiscal quarter and (2) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter and (B) the Company has not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an Independent Financial Advisor or External Legal Counsel stating either (1) the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter (including after giving effect to any corporate restructuring or reorganization plan of the Company) or (2) such Change in Law would not materially adversely affect the Company’s ability to make principal, premium (if any) and interest payments on the Notes when due.

“Triggering Event Offer” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment” has the meaning set forth in Section 2.05(a).

“Triggering Event Payment Date” has the meaning set forth in Section 2.05(a).

Section 1.03                             Rules of Construction.  For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(b)                                 References to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this First Supplemental Indenture, unless the context otherwise requires.

(c)                                  References to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations.

ARTICLE II

THE NOTES

Section 2.01                             Terms of the 2021 Notes.  The 2021 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2021 Notes:

(a)                                 The 2021 Notes shall constitute a separate series of Securities under the Base Indenture having the title “3.125% Notes due 2021.”

(b)                                 The 2021 Notes shall be issued at a price of 99.418% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2021 Notes.

(c)                                  The aggregate principal amount of the 2021 Notes (the “Initial 2021 Notes”) that may be initially authenticated and delivered under the Indenture shall be US$500,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional 2021 Notes”) having the same terms and conditions as the Initial 2021 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date).  Any Additional 2021 Notes and the Initial 2021 Notes shall constitute a single series under the Indenture, provided that if such Additional 2021 Notes are not fungible with the Initial 2021 Notes for U.S. federal income tax purposes, such Additional 2021 Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial 2021 Notes.  All references to the “2021 Notes” shall include the Initial 2021 Notes and any Additional 2021 Notes unless the context otherwise requires.  The aggregate principal amount of each of the Additional 2021 Notes shall be unlimited.

(d)                                 The entire outstanding principal of the 2021 Notes shall be payable on April 29, 2021.

(e)                                  The rate at which the 2021 Notes shall bear interest shall be 3.125% per year.  The date from which interest shall accrue on the 2021 Notes shall be April 29, 2016, or the most recent Interest Payment Date to which interest has been paid or provided for.  The Interest Payment Dates for the 2021 Notes shall be April 29 and October 29 of each year, beginning October 29, 2016.  Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the April 14 and October 14 prior to each Interest Payment Date.  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f)                                   The 2021 Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be DTC.  The 2021 Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference.  The 2021 Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g)                                  The 2021 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the Notes, as provided in Section 2.03.

(h)                                 The 2021 Notes will not have the benefit of any sinking fund.

(i)                                     Except as provided herein, the Holders of the 2021 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j)                                    The 2021 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k)                                 The restrictive covenants set forth in Sections 2.04 and 2.05 shall be applicable to the 2021 Notes.

Section 2.02                             Terms of the 2026 Notes.  The 2026 Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the 2026 Notes:

(a)                                 The 2026 Notes shall constitute a separate series of Securities under the Base Indenture having the title “3.875% Notes due 2026.”

(b)                                 The 2026 Notes shall be issued at a price of 98.298% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2026 Notes.

(c)                                  The aggregate principal amount of the 2026 Notes (the “Initial 2026 Notes”) that may be initially authenticated and delivered under the Indenture shall be US$500,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional 2026 Notes”) having the same terms and conditions as the Initial 2026 Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date).  Any Additional 2026 Notes and the Initial 2026 Notes shall constitute a single series under the Indenture, provided that if such Additional 2026 Notes are not fungible with the Initial 2026 Notes for U.S. federal income tax purposes, such Additional 2026 Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial 2026 Notes.  All references to the “2026 Notes” shall include the Initial 2026 Notes and any Additional 2026 Notes unless the context otherwise requires.  The aggregate principal amount of each of the Additional 2026 Notes shall be unlimited.

(d)                                 The entire outstanding principal of the 2026 Notes shall be payable on April 29, 2026.

(e)                                  The rate at which the 2026 Notes shall bear interest shall be 3.875% per year.  The date from which interest shall accrue on the 2026 Notes shall be April 29, 2016, or the most recent Interest Payment Date to which interest has been paid or provided for.  The Interest Payment Dates for the 2026 Notes shall be April 29 and October 29 of each year, beginning October 29, 2016.  Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the April 14 and October 14 prior to each Interest Payment Date.  The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f)                                   The 2026 Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be DTC.  The 2026 Notes shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference.  The 2026 Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g)                                  The 2026 Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the 2026 Notes, as provided in Section 2.03.

(h)                                 The 2026 Notes will not have the benefit of any sinking fund.

(i)                                     Except as provided herein, the Holders of the 2026 Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j)                                    The 2026 Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

(k)                                 The restrictive covenants set forth in Sections 2.04 and 2.05 shall be applicable to the 2026 Notes.

Section 2.03                             Optional Redemption.

(a)                                 The provisions of Article IV of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes.

(b)                                 The Company may, at any time upon giving not less than 30 nor more than 60 days’ written notice to Holders of the 2021 Notes or the 2026 Notes, as the case may be (which notice shall be irrevocable), redeem the 2021 Notes or the 2026 Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of such Notes to be redeemed and (y) the Make Whole Amount, plus, in each case, accrued and unpaid interest on such Notes to be redeemed, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the principal amount of a Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

(c)                                  If the Redemption Date pursuant to this Section 2.03 is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date pursuant to this Section 2.03 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(d)                                 The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes so purchased, while held by or on behalf of the Company or any of its Controlled Entities, shall not be deemed to be Outstanding for the purposes of determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

(e)                                  Neither the Trustee nor the Agents shall be responsible or liable for verifying or calculating the Make Whole Amount.

(f)                                   In the event that the Company exercises its right to redeem all of the Notes pursuant to Section 4.07 of the Base Indenture, “3 Business Days” shall be substituted for “15 days” in Section 4.03(a) of the Base Indenture for purposes of determining the date by which the Trustee must be provided with the draft notice.

Section 2.04                             Limitation on Liens.  The following additional covenant shall apply with respect to the 2021 Notes and the 2026 Notes so long as any of the 2021 Notes or the 2026 Notes, as the case may be, remain outstanding:

(a)                                 Subject to the exceptions set forth in Section 2.04(b) below, the Company will not create or have outstanding, and the Company will ensure that none of its Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future undertaking, assets or revenues (including any uncalled capital) securing any Relevant Indebtedness, or any guarantee or indemnity in respect of any Relevant Indebtedness either of the Company or of any of its Principal Controlled Entities, without (x) at the same time or prior thereto securing or guaranteeing, as applicable, the 2021 Notes or the 2026 Notes, as the case may be, equally and ratably therewith (or in priority thereto) or (y) providing such other security or guarantee for the 2021 Notes or the 2026 Notes, as the case may be, as shall be approved by an act of the Holders of such series of Notes holding at least a majority of the principal amount of such series of Notes then Outstanding.

(b)                                 The restriction set forth in Section 2.04(a) above will not apply to:

(i)                                     any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)                                  any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Company or a Principal Controlled Entity after the date hereof which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into the Company or a Principal Controlled Entity; provided that any such Lien was not incurred in anticipation of such acquisition or of such Person becoming a Principal Controlled Entity or being merged with or into the Company or a Principal Controlled Entity;

(iii)                               any Lien created or outstanding in favor of the Company;

(iv)                              any Lien in respect of Relevant Indebtedness of the Company or any Principal Controlled Entity with respect to which the Company or such Principal Controlled Entity has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Company or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)                                 any Lien created in connection with Relevant Indebtedness of the Company or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi)                              any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vii)                           any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii) or (vi) of this Section 2.04(b); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding) and is not secured by any additional property or assets.

Section 2.05                             Repurchase Upon Triggering Event.  The following additional covenant shall apply with respect to the 2021 Notes and the 2026 Notes so long as any of the 2021 Notes or the 2026 Notes, as the case may be, remain outstanding:

(a)                                 If a Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company shall make an offer to repurchase all or, at the Holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof, provided that the principal amount of any Note remaining after partial redemption shall be US$200,000 or multiples of US$1,000 in excess thereof) of each Holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).  Within 30 days following a Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 2.03 hereof or Section 4.07 of the Base Indenture, the Company will mail a notice of such Triggering Event Offer to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

(i)                                     that a Triggering Event Offer is being made pursuant to this Section 2.05, including a description of the transaction or transactions that constitute the Triggering Event, and that all Notes properly tendered pursuant to such Triggering Event Offer will be accepted for purchase by the Company at a purchase price in cash equal to

101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(ii)                                  the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) (the “Triggering Event Payment Date”);

(iii)                               that Notes must be tendered in amounts of US$200,000 or multiples of US$1,000 in excess thereof, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)                              that, unless the Company defaults on the payment of the Triggering Event Payment, any Note accepted for payment pursuant to the Triggering Event Offer will cease to accrue interest on and after the Triggering Event Payment Date;

(v)                                 that Holders electing to have any Notes purchased pursuant to a Triggering Event Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Triggering Event Payment Date;

(vi)                              that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Triggering Event notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii)                           that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to US$200,000 or an integral multiple of US$1,000 in excess thereof); and

(viii)                        the other instructions, as determined by the Company consistent with this Section 2.05, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)                                 On the Triggering Event Payment Date, the Company will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes (of US$200,000 or integral multiples of US$1,000 in excess thereof) properly tendered pursuant to the Triggering Event Offer;

(ii)                                  deposit with the Paying Agent, on or prior to 11:00 a.m., New York City time, one Business Day prior to the Triggering Event Payment Date, an amount of cash in U.S. dollars equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 2.05.

(c)                                  The Paying Agent shall promptly mail, to each Holder who properly tendered Notes, the purchase price for such Notes properly tendered, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof.

(d)                                 If the Triggering Event Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Triggering Event Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)                                  The Company will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.  In the event that such third party terminates or defaults on its offer, the Company will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

(f)                                   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event.  To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

(g)                                  The Trustee shall not be required to take any steps to ascertain whether a Triggering Event or any event which could lead to a Triggering Event has occurred and shall not be liable to any Persons for any failure to do so.

Section 2.06                             Covenant Defeasance.  Upon the Company’s exercise under Section 12.03(a) of the Base Indenture of the option applicable to Section 12.03(c) thereof, the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03(d) thereof, be released from its obligations under the covenants contained in Section 6.04 and Section 6.06 thereof and from its obligations under the covenants contained in Section 2.04 and Section 2.05 of this First Supplemental Indenture, on and after the date the conditions set forth in Section 12.03(d) thereof are satisfied.

Section 2.07                             Supplemental Indentures.

(a)                                 Section 14.01(h) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of Debt Securities” in the Prospectus or of the section entitled “Description of the Notes” in the Prospectus Supplement to the extent that such provision in the Prospectus or the Prospectus Supplement, as the case may be, was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officers’ Certificate;”

(b)                                 Clause (xi) of Section 14.02(a) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07 of the Base Indenture or as described in Section 2.03 or 2.05 of the First Supplemental Indenture, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01                             Confirmation of Indenture.  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02                             Severability.  If any provision in this First Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this First Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03                             Conflicts with Base Indenture.  In the event that any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the First Supplemental Indenture shall prevail.

Section 3.04                             Benefits of Indenture.  Nothing in this First Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this First Supplement Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05                             Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06                             Governing Law; Waiver of Trial by Jury.  This First Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIRST SUPPLEMENTAL INDENTURE.

Section 3.07                             No representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals herein are those of the Company and not of the Trustee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

JD.COM, INC.,
as Company

By:	/s/ Richard Qiangdong Liu
Name: Richard Qiangdong Liu
Title: Chairman and Chief Executive Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Michael Cheng
Name: Michael Cheng
Title: Vice President

EXHIBIT A

FORM OF 3.125% NOTES DUE 2021

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

JD.COM, INC.

3.125% Note Due 2021

PRINCIPAL AMOUNT:  US$500,000,000

CUSIP: 47215P AB2

No.: 1

JD.com, Inc., an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co, or registered assigns, the principal sum of FIVE HUNDRED MILLION U.S. DOLLARS (US$500,000,000) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on April 29, 2021, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 3.125% per annum.

Interest Payment Dates: April 29 and October 29 of each year, commencing on October 29, 2016.

Record Dates: April 14 and October 14.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, JD.com, Inc. has caused this Note to be duly executed.

JD.COM, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

REVERSE OF NOTE

JD.COM, INC.

3.125% Note Due 2021

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “3.125% Notes due 2021” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of April 29, 2016 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the First Supplemental Indenture, dated as of April 29, 2016 (the “First Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee.  The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest.  The Company promises to pay interest on the principal amount of this Note at a rate of 3.125% per annum.  The Company will pay interest semi-annually in arrears on April 29 and October 29 of each year.  If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

2. Method of Payment.  The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if any Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date.  Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent and Registrar.  Initially, The Bank of New York Mellon will act as Paying Agent and Registrar.  The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder.  The Company may act in any such capacity.

4. Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms.  The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “3.125% Notes due 2021,” initially limited to US$500,000,000 in aggregate principal amount.  The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture.  Requests may be made to: JD.com, Inc., 20th Floor, Building A, No.18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing, 100101, People’s Republic of China, Attention: Chief Financial Officer.

5. Redemption and Repurchase.  The Notes are subject to optional redemption, and may be the subject of a Triggering Event Offer, as further described in the Indenture.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners.  The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers.  The Indenture and the Notes may be amended or supplemented as provided in the Indenture.  Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. Governing Law.  The Base Indenture, the First Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                              Attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, check the box below:

☐ Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is US$         .  The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

FORM OF 3.875% NOTES DUE 2026

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

JD.COM, INC.

3.875% Note Due 2026

PRINCIPAL AMOUNT:  US$500,000,000

CUSIP: 47215P AC0

No.: 1

JD.com, Inc., an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co, or registered assigns, the principal sum of FIVE HUNDRED MILLION U.S. DOLLARS (US$500,000,000) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on April 29, 2026, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 3.875% per annum.

Interest Payment Dates: April 29 and October 29 of each year, commencing on October 29, 2016.

Record Dates: April 14 and October 14.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, JD.com, Inc. has caused this Note to be duly executed.

JD.COM, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

REVERSE OF NOTE

JD.COM, INC.

3.875% Note Due 2026

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “3.875% Notes due 2026” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of April 29, 2016 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the First Supplemental Indenture, dated as of April 29, 2016 (the “First Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee.  The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest.  The Company promises to pay interest on the principal amount of this Note at a rate of 3.875% per annum.  The Company will pay interest semi-annually in arrears on April 29 and October 29 of each year.  If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

2. Method of Payment.  The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if any Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date.  Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent and Registrar.  Initially, The Bank of New York Mellon will act as Paying Agent and Registrar.  The Company may change or appoint any Paying Agent or Registrar without notice to any Noteholder.  The Company may act in any such capacity.

4. Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms.  The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “3.875% Notes due 2026,” initially limited to US$500,000,000 in aggregate principal amount.  The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture.  Requests may be made to: JD.com, Inc., 20th Floor, Building A, No.18 Kechuang 11 Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing, 100101, People’s Republic of China, Attention: Chief Financial Officer.

5. Redemption and Repurchase.  The Notes are subject to optional redemption, and may be the subject of a Triggering Event Offer, as further described in the Indenture.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Persons Deemed Owners.  The registered Noteholder may be treated as its owner for all purposes.

8. Amendments, Supplements and Waivers.  The Indenture and the Notes may be amended or supplemented as provided in the Indenture.  Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9. Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.

10. No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11. Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. Governing Law.  The Base Indenture, the First Supplemental Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                              Attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, check the box below:

☐ Section 2.05

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.05 of the First Supplemental Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is US$         .  The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee